Exhibit 10.1

FIRST AMENDMENT TO LICENSE AGREEMENT

This FIRST AMENDMENT TO LICENSE AGREEMENT (this “First Amendment”) is entered into as of February 19, 2014 (the “Amendment Effective Date”) by and between Nephros, Inc., a Delaware corporation with its principal office at 41 Grand Ave, River Edge, NJ 07661 (“Nephros”), and Bellco S.r.l., with registered offices in via Camurana 1, Mirandola (MO), Italy, registered with the Companies’ Register of Modena under number 06157780963 (“Bellco”), and sometimes herein referred to individually as a “Party” and collectively, as the “Parties”.

RECITALS

A.           Nephros and Bellco are parties to that certain License Agreement entered into as of July 1, 2011 (the “Agreement”).

B.           Nephros and Bellco wish to amend the Agreement, subject to the terms and conditions set forth herein.

C.           Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties and covenants contained herein, the Parties agree as follows:

1.           Authorized Territory. Exhibit 1 to the Agreement is hereby deleted in its entirety as of the Amendment Effective Date and replaced with Exhibit 1 attached hereto and made part hereof.

2.           Minimum Sales Targets. Section 3.4 of the Agreement is hereby deleted in its entirety as of the Amendment Effective date and replaced with the following, including Exhibit 3 referenced therein which is attached hereto and made part hereof:

3.4           Minimum Sales Targets.

3.4.1           During the Royalty Term (defined in Section 4.2) Bellco shall comply with the quarterly sales targets set forth on Exhibit 3 attached hereto and made part hereof.

3.4.2           Solely the failure of Bellco to meet the stated minimum yearly sales targets (to be obtained by adding the minimum sales targets for each quarter as provided in Exhibit 3 hereto for each relevant year of the Agreement) in any given year of the Agreement will, at the discretion of Nephros, result in conversion of the license granted in Section 2.1 to non-exclusive status. Conversion of the license to non-exclusive status shall not alter the royalty rates to be paid by Bellco under Section 4.2 nor prejudice or otherwise serve to waive any other rights of Nephros under this Agreement.

3.           Upfront Fees. In consideration of this Amendment, Section 4.1 of the Agreement is hereby amended to add the following additional upfront fees:

Date	Fee
Amendment Effective Date	€225,000
March 31, 2014	€225,000
Total	€450,000

4.           Royalties. Section 4.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

4.2           Royalties. As further consideration for the license and other rights granted to Bellco under this Agreement, for the period beginning on January 1, 2015 through and including December 31, 2021 (the “Royalty Term”), in addition to any payments set forth in this Section 4, Bellco shall pay to Nephros a royalty payment based upon the number of Units of Product sold or transferred in the Authorized Territory as follows:

Number of Units	Product Royalty
1-125,000	€1.75
Greater than 125,000	€1.25

5.           Representations and Warranties. The representations and warranties of the Parties set forth under Section 5 of the Agreement are true and correct as of the date hereof as though made on the date hereof and as though applied to the Agreement as amended by this First Amendment.

6.           Section 6 of the Agreement is hereby amended by adding a new Section 6.3 and Section 6.4 as follows:

6.3           Right of First Offer- Licensed Patents. In the event that Nephros shall pursue a transaction to sell, assign or transfer all right, title and interest to some or all of the Licensed Patents to a third party (a “Licensed Patents Transfer Transaction”), Nephros will provide Bellco with written notice and provide Bellco with the right to make a first offer to Nephros with respect to the contemplated transaction for a period of thirty (30) calendar days. Any such notice by Nephros and any response to Bellco will be subject to a confidentiality agreement to be executed by Nephros and Bellco. If Bellco’s offer is acceptable to Nephros, Bellco and Nephros will seek to negotiate in good faith, a mutually agreeable definitive written agreement relating to the contemplated transaction acceptable to each of Bellco and Nephros in its sole and absolute discretion. In the event Bellco fails to exercise it right of first offer within the above referenced thirty (30) calendar day period, then Nephros shall be free to pursue a transaction with another party with respect to some or all of the Licensed Patents on such terms and conditions as Nephros shall determine in its sole and absolute discretion. In the event Bellco timely exercises it right of first offer but the Parties fall to execute and deliver a mutually agreeable definitive written agreement relating to the contemplated transaction within ninety (90) calendar days of Bellco’s receipt of Nephros’s initial written notice, then Nephros shall be free to pursue a transaction with another party with respect the Licensed Patents, provided that the terms of any such transaction shall not be any more favorable to such other party than the terms Bellco last offered to Nephros.

6.4           Assumption of Obligations in Connection with a Change in Control or Licensed Patents Transfer. In the case Nephros enters into a Licensed Patents Transfer Transaction, it shall require the acquirer to expressly assume Nephros’s obligations under this Agreement in writing, except where the consummation of the Licensed Patents Transfer Transaction is effected by operation of law.

7.           Ownership. Section 7.1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

7.1.1           Except as otherwise expressly provided in a transaction contemplated by Section 6, the Nephros Confidential Information and the Licensed Patents shall, at all times be and remain the property of Nephros, its Affiliates and/or licensors, which shall retain the sole and exclusive title and/or rights thereto. Bellco shall have no right to use the Nephros Confidential Information or the Licensed Patents except as expressly set forth in this Agreement.

8.           Term. Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

11.1           This Agreement shall commence on the Effective Date and shall continue in effect through December 31, 2021 (the “Term”), or until terminated by either Party in accordance with this Agreement.

9.           Notices. The addresses for notices set forth in Section 12.3 of the Agreement are hereby deleted in their entirety and replaced with the following:

If to Nephros:	Nephros Inc.

41 Grand Ave

River Edge, NJ 07661

Attention: John C. Houghton

Facsimile: +1.201.343.5207

If to Bellco:	Bellco S.r.l.

Via Camurana 1

41037 – Mirandola (MO)

Attention: Carlo Medici

Facsimile: +39.0535.29204

10.           No Further Amendment. Except as expressly modified hereby, the Agreement remains in full force and effect. In the event that any provision of this First Amendment, or any provision of the Agreement as amended hereby, is or becomes legally ineffective, this shall not affect the validity of the remaining provisions hereof or thereof, and in lieu of the invalid provision, the Parties shall agree upon a valid provision that approaches best the commercial purpose of the intended provision.

11.           Governing Law/Disputes. This First Amendment shall be construed and governed in all respects, and the respective rights of the Parties determined and disputes hereunder resolved consistent with, the governing law and dispute resolution procedures set forth in Section 12.13 of the Agreement.

12.           Counterparts; Facsimile Signatures. This First Amendment may be executed in multiple counterparts, all of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. Signatures provided by facsimile transmission shall be deemed to be original signatures.

IN WITNESS WHEREOF, this First Amendment has been executed and made effective as of the Amendment Effective Date by duly authorized representative of the Parties.

BELLCO S.R.L.	NEPHROS, INC.

/s/ Carlo Medici	/s/ John C. Houghton
Name: Carlo Medici	Name: John C. Houghton
Title: CEO, Managing Director	Title: President and CEO

Exhibits to First Amendment to License Agreement

EXHIBIT 1

AUTHORIZED TERRITORY

Exclusive:

•	Belgium
•	Canada
•	Denmark
•	Finland
•	France
•	Italy
•	Norway
•	Spain
•	Sweden

Non-Exclusive:

•	Brazil
•	China
•	Greece
•	Korea
•	Mexico
•	Netherlands
•	United Kingdom

EXHIBIT 3

MINIMUM SALES TARGETS

Year	Quarter	Minimum Units
2015	First	20,000
	Second	20,000
	Third	20,000
	Fourth	20,000
2016	First	37,500
	Second	37,500
	Third	37,500
	Fourth	37,500
2017	First	50,000
	Second	50,000
	Third	50,000
	Fourth	50,000
2018	First	62,500
	Second	62,500
	Third	62,500
	Fourth	62,500
2019	First	62,500
	Second	62,500
	Third	62,500
	Fourth	62,500
2020	First	62,500
	Second	62,500
	Third	62,500
	Fourth	62,500
2021	First	62,500
	Second	62,500
	Third	62,500
	Fourth	62,500